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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT
                          Pursuant to Section 13 or 15(d)
                       of the Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported):  May 8, 1998



                                  CVS CORPORATION
              --------------------------------------------------------
               (Exact Name of Registrant as Specified in its Charter)





        Delaware                    1-1011                           05-0494040
------------------------    ------------------------    ------------------------------------
(State of Incorporation)    (Commission File Number)    (IRS Employer Identification Number)




             One CVS Drive
        Woonsocket, Rhode Island                              02895
   ----------------------------------------                ----------
   (Address of Principal Executive Offices)                (Zip Code)




                               (401) 765-1500
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             (Registrant's telephone number, including area code)


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         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  Other Events

     CVS Corporation ("CVS") through this filing complies with a covenant contained in its Merger Agreement with Arbor Drugs, Inc. ("Arbor") that requires CVS to report interim financial results that include a 30-day period following the effective date of the merger of Arbor and a wholly-owned subsidiary of CVS (the "Merger"). The Merger was consummated on March 31, 1998.

     For the 30-day period ending April 30, 1998, CVS reported net sales of $1.24 billion and net earnings of $42.2 million, excluding a non-recurring $114.0 million after-tax charge recorded in connection with the Merger. Including the non-recurring charge, CVS reported a net loss of $71.8 million for the 30-day interim period.



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                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CVS CORPORATION
                                             (Registrant)



May 8, 1998                                   /s/  Charles C. Conaway
                                              ----------------------------
                                              CHARLES C. CONAWAY
                                              Executive Vice President and
                                              Chief Financial Officer



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